SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 16, 2003

Commission File Number    1-8858

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	02-0381573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (603) 772-0775

Item 5. Other Events

On January 16, 2003, Unitil Corporation (the "Company") accepted the resignation of William E. Aubuchon, III from, and elected Dr. Sarah P. Voll to, the Board of Directors of the Company.  Mr. Aubuchon was a member of the Audit Committee of the Board of Directors of the Company.  Dr. Voll was appointed to the Audit Committee.  The Company has issued a press release regarding these events which is attached hereto as Exhibit 99.

Item 7.  Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit 99:

Press release dated January 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITIL CORPORATION
(Registrant)

Date: January 17, 2003	/s/ Anthony Baratta
Anthony Baratta
Chief Financial Officer

Date: January 17, 2003	/s/ Mark H. Collin
Mark H. Collin
Treasurer